As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2742593
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(617) 498-3300

(Address of Principal Executive Offices, including zip code)

Employment Inducement Awards

Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan

AMAG Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan

AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan

(Full Title of the Plans)

William K. Heiden

Chief Executive Officer

1100 Winter Street

Waltham, Massachusetts 02451 (617) 498-3300

(Name, Address and Telephone Number, including area code, of Agent For Service)

Copies to:

Stuart M. Cable, Esq.

Ettore A. Santucci, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	353,600 shares	(2)	$37.74	(3)	$13,344,864.00	(3)	$1,550.68
Common Stock, $0.01 par value per share	35,400 shares	(4)	$52.11	(5)	$1,844,694,00	(5)	$214.36
Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan
Shares Reserved for Grant
Common Stock, $0.01 par value per share	200,000 shares	(6)	$52.11	(5)	$10,422,000.00	(5)	$1,211.04
AMAG Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan
Shares Reserved for Grant
Common Stock, $0.01 par value per share	200,000 shares	(7)	$52.11	(5)	$10,422,000.00	(5)	$1,211.04
AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan
Shares Reserved for Grant
Common Stock, $0.01 par value per share	1,700,000 shares	(8)	$52.11	(5)	$88,587,000.00	(5)	$10,293.81
TOTAL	2,502,000 shares				$124,620,588.00		$14,480.93

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such additional securities which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Consists of shares of common stock, par value $0.01 per share (“Common Stock”) of AMAG Pharmaceuticals, Inc. (the “Registrant”) which are issuable upon exercise of stock options granted outside of the Registrant’s employee equity compensation plans to certain individuals to induce such individuals to accept employment with the Registrant (the “Inducement Option Awards”).

(3)	Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average exercise price of the Inducement Option Awards.

(4)

Consists of restricted stock units issued outside of the Registrant’s employee equity compensation plans to certain individuals to induce such individuals to accept employment with the Registrant (the “Inducement RSU Awards”).

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the Nasdaq Global Select Market on May 1, 2015.

(6)

Pursuant to an Agreement and Plan of Merger dated September 28, 2014, by and among the Registrant, Snowbird, Inc., Lumara Health Inc., and Lunar Representative, LLC (the “Merger Agreement”), the Registrant assumed the Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Assumed Plan”) on November 12, 2014. The shares previously issuable under the Assumed Plan were cancelled and automatically converted into 200,000 shares of the Registrant’s Common Stock.

(7)	Consists of 200,000 shares of Common Stock issuable pursuant to the AMAG Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”).

(8)

Represents an increase to the number of shares of Common Stock reserved for issuance pursuant to the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan, as amended by the First Amendment thereto (such plan, the “Equity Incentive Plan” and such amendment, the “Plan Amendment”). Shares available for issuance under the Equity Incentive Plan were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission on January 15, 2008, June 12, 2009, August 12, 2010 and August 7, 2013.

Proposed sales to take place as soon after the effective date of the registration statement, and following stockholder approval of the 2015 ESPP and the Plan Amendment, as awards are granted, exercised or distributed under the 2015 ESP, the Equity Incentive Plan or the Assumed Plan.

EXPLANATORY NOTE

To induce the individuals listed below to accept employment with the Registrant, the Registrant granted the following equity awards to such individuals (the “Employment Inducement Awards”) on the dates detailed below (each, a “Grant Date”):

•                  an option to purchase 20,000 shares of Common Stock with a per-share exercise price of $21.24 and an RSU Award with respect to 5,000 shares of Common Stock granted to Robert Blood to induce Mr. Blood to accept employment as the Registrant’s Vice President of Legal Affairs and Chief Compliance Officer, such grant made on August 11, 2014;

•                  an option to purchase 20,000 shares of Common Stock with a per-share exercise price of $22.87 and an RSU Award with respect to 5,300 shares of Common Stock granted to Judith Johnson to induce Ms. Johnson to accept employment as the Registrant’s Vice President of Pharmacovigilance and Pharmacoepidemiology, such grant made on September 15, 2014;

•                  options to purchase 293,100 shares of Common Stock with a per-share exercise price of $39.00 and RSU awards with respect to 22,600 shares of Common Stock granted between December 2, 2014 to December 8, 2014 to 103 individuals who were former employees of Lumara Health Inc., a specialty pharmaceutical company with a particular focus on maternal health, subject to each such individual’s entering into employment with the Registrant in connection with the Registrant’s November 2014 acquisition of Lumara Health Inc. (the “Lumara Acquisition”);

•                  an option to purchase 11,000 shares of Common Stock with a per-share exercise price of $45.39 granted on January 21, 2015 to Carl Hintmann as a former employee of Lumara Health Inc., subject to Mr. Hintmann’s entering into an employment with the Registrant in connection with the Lumara Acquisition; and

•                  an option to purchase 9,500 shares of Common Stock with a per-share exercise price of $56.18 and an RSU Award with respect to 2,500 shares of Common Stock granted to Linda Lennox to induce Ms. Lennox to accept employment as the Registrant’s Vice President, Investor Relations & Corporate Communications, such grant made on March 30, 2015.

Each Employment Inducement Award will vest in equal annual installments over 4 years from the respective Grant Date, except for the RSU Award granted to Ms. Lennox, which will vest in equal annual installments over 3 years from the Grant Date.  Each Employment Inducement Award was approved by the Registrant’s Board of Directors in compliance with and in reliance on NASDAQ Listing Rule 5635(c)(4), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders. The Employment Inducement Awards were granted outside of the Equity Incentive Plan and its predecessor plans and were granted outside the Assumed Plan.  This Registration Statement on Form S-8 (this “Registration Statement”) registers, among other securities described below, shares of Common Stock issuable pursuant to the Employment Inducement Awards.

On November 12, 2014, in connection with the closing of the Lumara Acquisition, the Registrant’s Board of Directors approved the assumption of the K-V Pharmaceutical Company 2013 Amended and Restated Incentive Compensation Plan. On November 14, 2014, the Registrant’s Board of Directors approved the amendment and restatement of the K-V Pharmaceutical Company 2013 Amended and Restated Incentive Compensation Plan in the form of the Assumed Plan and reserved 200,000 shares of Common Stock for issuance under the Assumed Plan.  This Registration Statement registers, among other securities described below and above, the 200,000 shares of Common Stock reserved for issuance under the Assumed Plan.

On February 26, 2015, the Registrant’s Board of Directors approved the 2015 ESPP, subject to stockholder approval, and reserved 200,000 shares of Common Stock for issuance under the 2015 ESPP.  This Registration Statement registers, among other securities described below and above, the 200,000 shares of Common Stock reserved for issuance under the 2015 ESPP.

On April 9, 2015, the Registrant’s Board of Directors approved the First Amendment to the Equity Incentive Plan, subject to stockholder approval, which, among other things, increases the aggregate number of shares of Common Stock authorized for issuance under the Equity Incentive Plan by 1,700,000 shares from 4,515,325 shares to 6,215,325 shares and increases the aggregate number of shares that may be issued in the form of incentive stock options from 4,515,325 shares to 6,215,325.  This Registration Statement registers, among other securities described above, the 1,700,000 shares of Common Stock reserved for issuance under the Equity Incentive Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                 Plan Information.*

Item 2.                                 Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-10865), filed with the Commission on February 18, 2015 (including, for the avoidance of doubt, information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Commission on April 16, 2015);

(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 as filed with the Commission on May 6, 2015;

(c) the Registrant’s Current Reports on Form 8-K as filed with the Commission on January 9, 2015, January 12, 2015, February 10, 2015, February 26, 2015, March 18, 2015 and April 2, 2015;

(d) all other documents filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above;

(e) the description of the Registrant’s outstanding Common Stock contained under Item 8.01 of the Registrant’s Current Report on Form 8-K, filed with the Commission on August 1, 2013 (File No. 001-10865), including all amendments or reports filed for the purpose of updating such description; and

(f) The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained under Item 3.03 of our Current Report on Form 8-K, as filed with the Commission on September 4, 2009, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including without limitation any amendments or reports filed with the Commission for the purpose of updating that description, including (1) the amendment described under Item 3.03 of our Current Report on Form 8-K, as filed on February 11, 2014, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the Commission on February 11, 2014 and (2) the amendment described under Item 3.03 of our Current Report on Form 8-K, as filed on September 29, 2014, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the Commission on September 29, 2014.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

The Registrant will provide without charge to each Assumed Plan participant, grantee of Employee Inducement Grants, 2015 ESPP participant or Equity Incentive Plan participant upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts, 02451; (617) 498-3300.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant and, if approved by the Registrant’s Board of Directors, all employees and agents of the Registrant. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability whether or not the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware (and the Registrant has obtained director and officer liability insurance for the benefit of its directors and officers).

The Registrant has entered into indemnification agreements with each of its current directors and certain of its officers, pursuant to which the Registrant agreed to indemnify each director and such officers with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service as a director or officer if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

4.1

Form of Non-Qualified Stock Option Agreement — Non-Plan Inducement Grant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed August 7, 2013, File No. 333-190435).

4.2

Form of Restricted Stock Unit Agreement — Non-Plan Inducement Grant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed August 7, 2013, File No. 333-190435).

4.3

Certificate of Incorporation of the Registrant, as restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 0-14732).

4.4	By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).

4.5

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.6

Specimen certificate representing the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 0-14732).

4.7

Rights Agreement dated as of September 4, 2009 by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.8

Amendment to Rights Agreement, dated as of May 10, 2012, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 10, 2012, File No. 001-10865).

4.9

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865).

4.10

NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 29, 2014, File No. 001-10865).

4.11	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.12

Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed February 18, 2015, File No.

001-10865).

4.13

AMAG Pharmaceuticals, Inc. 2015 Third Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 19, 2013, File No. 001-10865).

4.14

First Amendment to the AMAG Pharmaceuticals, Inc. 2015 Third Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed April 16, 2015, File No. 001-10865).

4.15

AMAG Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (incorporated herein by reference to Appendix C to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed April 16, 2015, File No. 001-10865).

5.1*	Legal opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm.

23.2*	Consent of BDO USA, LLP, Independent Auditor. Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

* Filed herewith.

Item 9.                                 Undertakings.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 6th day of May, 2015.

AMAG PHARMACEUTICALS, INC.

By:	/s/ William K. Heiden
William K. Heiden
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AMAG Pharmaceuticals, Inc., hereby severally constitute and appoint William K. Heiden and Scott A. Holmes, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ William K. Heiden	Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2015
William K. Heiden

/s/ Scott A. Holmes	Senior Vice President of Finance and Investor Relations, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)	May 6, 2015
Scott A. Holmes

/s/ Barbara Deptula	Director	May 6, 2015
Barbara Deptula

/s/ Dr. John Fallon	Director	May 6, 2015
Dr. John Fallon

/s/ Robert J. Perez	Director	May 6, 2015
Robert J. Perez

/s/ Dr. Lesley Russell	Director	May 6, 2015
Dr. Lesley Russell

/s/ Gino Santini	Director	May 6, 2015
Gino Santini

/s/ Davey Scoon	Director	May 6, 2015
Davey Scoon

/s/ James Sulat	Director	May 6, 2015
James Sulat

EXHIBIT INDEX

Exhibit No.	Description
4.1

Form of Non-Qualified Stock Option Agreement — Non-Plan Inducement Grant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed August 7, 2013, File No. 333-190435).

4.2

Form of Restricted Stock Unit Agreement — Non-Plan Inducement Grant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed August 7, 2013, File No. 333-190435).

4.3

Certificate of Incorporation of the Registrant, as restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 0-14732).

4.4	By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).

4.5

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.6

Specimen certificate representing the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 0-14732).

4.7

Rights Agreement dated as of September 4, 2009 by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.8

Amendment to Rights Agreement, dated as of May 10, 2012, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 10, 2012, File No. 001-10865).

4.9

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865).

4.10

NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 29, 2014, File No. 001-10865).

4.11	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.12

Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed February 18, 2015, File No. 001-10865).

4.13

AMAG Pharmaceuticals, Inc. 2015 Third Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 19, 2013, File No. 001-10865).

4.14

First Amendment to the AMAG Pharmaceuticals, Inc. 2015 Third Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed April 16, 2015, File No. 001-10865).

4.15

AMAG Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (incorporated herein by reference to Appendix C to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed April 16, 2015,

File No. 001-10865).

5.1*	Legal opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm.

23.2*	Consent of BDO USA, LLP, Independent Auditor. Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

*      Filed herewith.